UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Scottsdale Road, Suite 1300, Tempe, Arizona 85288
(Address of principal executive offices) (Zip Code)
(602) 742-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession and Appointment of New Director

On October 26, 2026, the Board of Directors (the “Board”) of Align Technology, Inc. (the “Company”) appointed Jennifer L. Davis as Chief Executive Officer-elect and director of the Company, effective November 2, 2026 (the “Commencement Date”), and as President and Chief Executive Officer (“CEO”) of the Company, effective December 31, 2026. Joseph M. Hogan will continue to serve as the Company’s President and CEO through December 31, 2026, at which time he will retire and begin serving as a strategic advisor to the Company under the terms of an Executive Consulting Agreement, executed October 27, 2026 (the “Hogan Consulting Agreement”). During the transition period from November 2, 2026 through December 31, 2026, Ms. Davis will work with Mr. Hogan and the Company’s leadership team to support an orderly transition of the President and CEO responsibilities.

Ms. Davis, 55, brings 33 years of experience that included leading innovation, digital transformation, brand building and complex organizations at scale. Prior to joining the Company, she served as Chief Executive Officer, Health Care of The Procter & Gamble Company (“P&G”) from 2022 through June 2026. From 2018 to 2022, she held senior leadership roles in P&G’s global Feminine Care business. During her more than 30-year career at P&G, she also held a series of commercial and general management roles of increasing responsibility. Ms. Davis has served as a member of the board of directors of AbbVie Inc. since 2023. The Board believes that Ms. Davis’s extensive executive leadership experience, including her experience as previously described as well as her public company board experience, qualifies her to serve as a member of the Board.

There are no arrangements or understandings between Ms. Davis and any other persons pursuant to which she was appointed CEO and director. There are no family relationships between Ms. Davis and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between Ms. Davis and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Matters

In connection with Ms. Davis’s appointment as a Board member, the Board increased the size of the
Board from ten to eleven directors, effective November 2, 2026. Ms. Davis’s initial term on the Board will end at the annual stockholder meeting in 2027, and the Board intends to nominate her for election at that meeting.

Mr. Hogan is expected to remain on the Board until June 2027 as a non-executive, non-independent member of the Board. The Board will nominate him for re-election at the Company’s annual stockholder meeting in 2027, conditioned upon his prior irrevocable resignation from the Board following the Board’s June 2027 strategy meeting.

CEO Employment Agreement

On October 27, 2026, in connection with Ms. Davis’s appointment as CEO-elect and her anticipated appointment as President and CEO, the Company and Ms. Davis entered into an Employment Agreement (the “CEO Employment Agreement”), which provides that Ms. Davis will receive the following compensation and benefits:

•Salary and Bonus. Effective as of the Commencement Date, Ms. Davis will receive an annualized base salary of $1,300,000 and will be entitled to an annual target bonus of 150% of her base salary based upon the attainment of pre-established performance objectives approved annually by the Compensation and Human Capital Committee of the Board (the “Compensation Committee”).

•Incentive Equity Awards. On or promptly following the Commencement Date, Ms. Davis will be granted, subject to the approval of the Compensation Committee, under the Align Technology, Inc. 2005 Incentive Plan (the “2005 Incentive Plan”), (i) a one-time award of market stock units (“MSUs”) with an aggregate grant date fair value of $9,900,000 which are earned based on a comparison of the Company’s stock price performance to the Nasdaq Composite Index over a three-year performance period and vest at the end of the third year, and (ii) a one-time award of restricted stock units (“RSUs”) with an aggregate grant date fair value of $6,600,000 vesting in equal annual installments over a four-year period, in each case subject to the terms and conditions of the 2005 Incentive Plan, as it may be amended from time to time, the Company’s Notice of Grant, the standard form of restricted stock unit agreement and market stock unit agreement, and the Company’s standard policies and practices for grants of equity awards in effect from time to time. Ms. Davis will furthermore be eligible for a 2027 long-term equity incentive award targeted at no less than $12,000,000, subject in each case to the approval of the Compensation Committee.

•Signing Bonus. Ms. Davis will receive a $2,000,000 cash signing bonus, payable (less applicable deductions and tax withholdings) on the first pay day after the Commencement Date.

•Relocation Expenses. Ms. Davis will be eligible to receive tax-neutral reimbursement for up to $1,000,000 for (i) reasonable relocation expenses actually incurred in connection with her relocation to California; and (ii) expenses for temporary housing accommodations in or about San Jose, California for a term of up to 12 months.

•COBRA. Following a qualifying termination of employment, Ms. Davis will be eligible for reimbursement of monthly COBRA premiums for up to 18 months after the date of a termination described below.

•Severance Benefits. Subject to the effectiveness of a general waiver and release of claims executed by Ms. Davis in favor of the Company (a “General Release”) and Ms. Davis’s continued compliance with all non-competition, non-solicitation, non-disparagement or other restrictive covenants under the CEO Employment Agreement, a General Release, or any other agreement with the Company (the “Additional Conditions”), Ms. Davis is entitled to certain severance benefits under the CEO Employment Agreement, as described below:

In the event that Ms. Davis’s employment is terminated by the Company other than for Cause, death or Disability (as defined in the CEO Employment Agreement), or Ms. Davis resigns for Good Reason (as defined in the CEO Employment Agreement), Ms. Davis will be eligible to receive the following severance benefits:

(i) two times her then-current base salary, paid in cash installment payments over 24 months;

(ii) the at target amount for the then‑current year annual bonus (“Target Annual Bonus”), prorated for the number of days Ms. Davis is employed in said year; and

(iii) an amount equal to two times the Target Annual Bonus, subject to the effectiveness of a General Release and the Additional Conditions.

The CEO Employment Agreement also provides that if, within 24 months of a Change of Control (as defined in the CEO Employment Agreement), Ms. Davis is terminated other than for Cause, death or Disability, or Ms. Davis resigns for Good Reason, the time-based vesting conditions applicable to Ms. Davis’s outstanding equity awards will immediately be deemed satisfied and any outstanding performance based equity awards will vest pro rata and be valued as of the date of the Change of Control. Additionally, Ms. Davis will be entitled to receive a lump sum cash payment equal to the sum of:

(i) two and a half times her then-current base salary;

(ii) the then‑current year’s Target Annual Bonus, prorated for the number of days Ms. Davis is employed in said year; and

(iii) an amount equal to two and a half times the Target Annual Bonus, subject to the effectiveness of a General Release and compliance with the Additional Conditions.

The foregoing summary is qualified in its entirety by reference to the CEO Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Ms. Davis has also entered into a director indemnification agreement and the Align Protection Agreement governing ownership of intellectual property, confidentiality, competition, and other matters with the Company, the form of which is filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, and which is incorporated by reference herein.

Hogan Consulting Agreement

On October 27, 2026, in connection with the CEO succession described above, the Company and Mr. Hogan entered into the Hogan Consulting Agreement, pursuant to which, effective upon Mr. Hogan’s retirement as President and CEO on December 31, 2026, Mr. Hogan will provide strategic advisory services to the Board and the Company as set forth in such agreement. The Hogan Consulting Agreement provides for an initial term of one year and may be renewed thereafter for one or more additional periods of not less than three months.

The Hogan Consulting Agreement provides that Mr. Hogan will receive the following compensation and benefits:

•Consulting Fee and Bonus. Mr. Hogan will receive an annual consulting fee of $150,000, and will remain eligible to receive an annual cash incentive under the Company’s annual cash incentive compensation plan (the “Bonus Plan”) for fiscal year 2026. Mr. Hogan will not be eligible for annual cash incentive compensation for any subsequent fiscal year.

•Equity Awards. Mr. Hogan will not receive new equity awards under the Company’s 2005 Incentive Plan, however, his outstanding equity awards will continue to vest so long as he remains a “Service Provider,” as defined in the 2005 Incentive Plan and subject to the terms and conditions thereunder and the applicable award agreement.

The foregoing summary is qualified in its entirety by reference to the Hogan Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01    Regulation FD Disclosure.

On October 28, 2026, the Company issued a press release announcing the CEO succession plan and the other matters discussed in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Employment Agreement, dated October 27, 2026, by and between Align Technology, Inc. and Jennifer Davis
10.2†	Executive Consulting Agreement, dated October 27, 2026, by and between Align Technology, Inc. and Joseph M. Hogan
99.1	Press Release of Align Technology, Inc. Announcing CEO Succession Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ John Morici
John F. Morici Chief Financial Officer and Executive Vice President, Global Finance

Date: October 28, 2026